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                                     FORM OF

                                 SNOWDANCE, INC.

                1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                    ARTICLE I
                                     PURPOSE

         The purpose of the Snowdance, Inc. 1997 Stock Option Plan For Non-Employee Directors (as set forth herein and as amended from time to time, the "Plan") is to encourage qualified persons to become and remain directors of Snowdance, Inc. (the "Company") and to promote the interests of the Company and its stockholders by increasing the proprietary and vested interest of the non-employee Directors in the growth and performance of the Company.

                                   ARTICLE II
                                   DEFINITIONS

2.1 "Annual Meeting" means an annual meeting of the stockholders of the Company.

2.2  "Article" means an Article of this Plan.

2.3  "Board" means the Board of Directors of the Company.

2.4 "Common Stock" means the common stock, par value $0.001 per share, of the Company.

2.5  "Director" means a member of the Board.

2.6  "Effective Date" shall have the meaning provided in Article XII.


2.7 "Eligible Director" means a Director who is not an employee of the Company or any of its affiliates as of the date of any grant of an Option to him/her; provided, however, that in no event shall Mr. Dan Purjes be deemed an Eligible Director until he has served as a Director for twelve (12) consecutive months and his first grant shall be an Annual Grant made with respect to the Annual Meeting on or after such twelve (12) consecutive months if he is an Eligible Director at such time.


2.8  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.9  "Fair Market Value" of a security means, as of any applicable date:

          (i) if the security is listed for trading on a national securities exchange or the NASDAQ National Market, the closing price, regular way, of the security as reported on the consolidated transaction reporting system applicable to such security, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or





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          (ii) if the security is not listed for trading on a national securities exchange or the NASDAQ National Market, but is listed on the NASDAQ SmallCap Market, the average of the closing bid and asked prices, regular way, on the NASDAQ SmallCap Market or, if no such prices shall have been so reported for such date, on the latest preceding date for which such prices were so reported.

2.10 "Grantee" means the holder of an Option or any person entitled to exercise an Option under Article VI.

2.11 "Option" means a right to purchase Common Stock granted under this Plan.


2.12 "Prospectus" means the final prospectus dated , 1997 issued in connection with the initial public offering of Common Stock.


2.13 "Section 16 Person" means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.


2.14 "Term" shall have the meaning provided in Article 5.2.

                                   ARTICLE III
                                 ADMINISTRATION

         The Plan is intended to allow Eligible Directors to receive Options and to require no discretionary action by any administrative body with regard to any transaction under the Plan. Subject to the provisions of the Plan, the Board shall have the power to construe and interpret the Plan, to determine all questions (including factual questions) arising thereunder, and to establish, amend and rescind any rules for the administration of the Plan as it may deem desirable; provided, however, that no such interpretation or rule shall change those Directors eligible to receive Options, change the number of Options that may be granted under the Plan, change the number of shares of Common Stock subject to any Options or the terms upon which, or the times at which, or the periods within which, such Options may be exercised. Any decision of the Board in the administration of the Plan shall be final. No Director shall be liable for anything done or omitted to be done by such Director or by any other Director in connection with the Plan, except for such Director's willful misconduct.

                                   ARTICLE IV
                             AMOUNT OF COMMON STOCK

         The aggregate number of shares of Common Stock in respect of which Options may be exercised shall not exceed 150,000, subject to adjustment pursuant to Article VII. Such shares of Common Stock shall be authorized but unissued shares of Common Stock or treasury shares. If any Options terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

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                                    ARTICLE V
                                GRANT OF OPTIONS

5.1  Grant of Options.


          (a) Regular Grant. Immediately following the date of each Annual Meeting commencing with the meeting following the close of fiscal year 1997, each Eligible Director who is first elected to serve as a Director or who is re-elected to serve as a Director shall automatically be granted an Option in respect of 7,500 shares of Common Stock (each, an "Annual Grant"). For the purposes of the Plan, only Eligible Directors who attend 75% of Board and committee meetings applicable to such Eligible Director during the fiscal year immediately preceding the applicable Annual Meeting shall be granted an Annual Grant and shall be deemed an Eligible Director for such purposes.


          (b) Initial Grant. Upon first election or appointment to the Board at other than an Annual Meeting, each such newly elected or appointed Eligible Director shall, on the date of such appointment or election, be granted an Option to purchase a number of shares of Common Stock determined by multiplying 7,500 by a fraction, the numerator of which is the number of whole months until the date of the next regular grant pursuant to Section 5.1(a) and the denominator of which is 12 (the "Initial Grant"). No Eligible Director will be awarded more than one Initial Grant.


5.2 Term of Options. Unless earlier terminated as provided herein, each Option shall have a term of 5 years from the date of grant (the "Term").


5.3 Exercise Price. The exercise price per share of Common Stock shall (subject to any adjustment pursuant to Article VII) be the greater of:


          (a) 100% of the Fair Market Value of a share of Common Stock on the date of grant and


          (b) 100% of the initial public offering price of a share of Common Stock as set forth in the Prospectus.


5.4 Option Agreements. Each Option shall be evidenced by an agreement in such form as the Board shall prescribe from time to time which shall set forth or incorporate by reference the terms and conditions of the Option.

                                   ARTICLE VI

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                               EXERCISE OF OPTIONS

6.1 Vesting. An Option shall become exercisable, in whole or in part, on the earlier of (i) the first anniversary of the grant date of such Option, or
     (ii) death, or (iii) disability; provided in each such case that the Grantee has remained an Eligible Director at all times since such grant date.


6.2 Exercise. An Option shall be exercised by delivery to the Company during the Term of the Option of (i) written notice of the exercise specifying the number of shares of Common Stock to be purchased and (ii) payment in full for the shares of Common Stock being acquired thereunder. Payment may be made in cash or alternatively, if permitted by the Board at the time of grant, the exercise price may be paid, in whole or in part, by exchanging previously owned shares of Common Stock that have been held by the Director for at least 6 months with a Fair Market Value equal to the portion of the Option exercise price not elected to be paid in cash; provided that with respect to Options granted during the nine months following the date of the Prospectus, the exercise price shall be paid in cash only. Common Stock tendered to the Company in satisfaction or partial satisfaction of the exercise price of any award will increase the number of shares available for awards except to the extent prohibited by Rule 16b-3 under the Exchange Act.


6.3 Limitation on Transferability of Options. An Option by its terms shall not be transferable by the Grantee other than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of the Grantee, only by the Grantee.

6.4 Exercise After Termination of Directorship. If a person shall cease to be an Eligible Director for any reason while holding an unexpired Option that has not been fully exercised, such Option shall thereupon terminate; provided that such person, or in the case of his death or adjudication of incompetency, his executor, administrator, distributees, guardian or legal representative, as the case may be, may exercise the Option (to the extent that it was exercisable pursuant to Section 6.1 on the date the person ceased to be an Eligible Director) at any time until the earliest to occur of (i) one year after the date such person ceased to be an Eligible Director, or (ii) the expiration of the Term of such Option.

6.5 Exercise after Death. If an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased Grantee or by the guardian or legal representative of a Grantee, the Company shall be under no obligation to issue Common Stock thereunder unless it is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the optionee or of the deceased optionee's estate or the proper legatees or distributees of such estate, as applicable.

                                   ARTICLE VII
                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

7.1 Adjustments. If the outstanding Common Stock is changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, stock dividend, rights offering, combination, spinoff, exchange of shares, or the like, an


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     appropriate adjustment shall be made by the Board to (i) the aggregate number of shares then-remaining available under the Plan, (ii) the number of shares of Common Stock in respect of which Options are subsequently to be granted, and (iii) to the extent that the following adjustments are necessary to preserve the economic value of unexercised Options, the number or type of shares of Common Stock subject to, and the exercise price of, outstanding Options.

7.2 No Fractional Shares. If a fraction of a share would otherwise result from any adjustment pursuant to Section 7.1, the adjusted share amount shall be reduced to the next lower whole number.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 Expenses. The expenses of the Plan shall be borne by the Company. Any taxes imposed on a Grantee upon exercise of an Option shall be paid by such Grantee.

8.2 No Right to Re-Election. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained or re-elected as a Director.

8.3 Securities Registration. The Company shall not be obligated to deliver any shares of Common Stock hereunder until such shares have been listed on each securities exchange or national market system on which the Common Stock may then be listed, and until there has been compliance with such state or federal laws as the Company may deem applicable.

8.4 Taxes. The Company shall not be required to issue shares of Common Stock upon the exercise of an Option unless the Grantee first pays to the Company such amount, if any, as may be requested by the Company to satisfy any liability to withhold federal, state, local or foreign income or other taxes relating to such exercise.

8.5 Rights as Stockholder. A Grantee shall not by reason of any Option have any right as a stockholder of the Company with respect to the shares of Common Stock which may be deliverable upon exercise of such Option until such shares have been delivered to him.

8.6 Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

8.7 Applicable Law. The law of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan, except to the extent that such laws are preempted by the federal laws of the United States of America.

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                                   ARTICLE IX
                                    AMENDMENT

9.1 Amendment. The Board may amend or revise the Plan in whole or in part at any time; provided, however, that:

          (i) no amendment of the Plan shall adversely affect the rights of any Grantee under an Option without the consent of such Grantee;

          (ii) subject to section 7.1, the following amendments or revisions shall be subject to approval of the holders of a majority of the Company's outstanding capital stock:

               (a) an increase in the number of shares of Common Stock as to which Options may be granted;

               (b) a change in the number of shares of Common Stock which may be optioned to any single individual;

               (c) the vesting conditions, terms of exercisability, timing, amount or exercise price of Options;

               (d) an extension of the term of the Plan or the term of an Option previously granted;

               (e) a change in the class of individuals eligible to be granted an Option; or

               (f) any change which requires an amendment of the Company's Certificate of Incorporation; and

          (iii) any amendment or revision of the Plan, subject to the provisions of Section 9.1(i) and (ii) above, shall be subject to the approval of the holders of a majority of the shares of Common Stock present and entitled to vote at a meeting of the Company's stockholders to the extent that such approval is required by the listing requirements of any securities exchange or national market system on which are then listed the Company's equity securities.

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                                    ARTICLE X
                                APPROVAL OF PLAN

         This Plan shall be contingent on the approval thereof by the stockholders of the Company no later than the first Annual Meeting of Stockholders held after the adoption by the Board of the Plan. No Option granted hereunder shall be effective, nor shall any such Option be exercised or any shares of Common Stock issued or purchased hereunder, prior to the approval of the Plan by the stockholders of the Company.

                                   ARTICLE XI
                                   TERMINATION

         The Plan shall terminate on the day following the tenth Annual Meeting at which Directors are elected, unless sooner terminated by the Board. Any termination of the Plan shall not affect any Option then outstanding.

                                   ARTICLE XII
                                 EFFECTIVE DATE

         The Plan shall become effective on _______________ __, 1997.

         Executed this ___ day of _________, 1997.


                                 SNOWDANCE, INC.

                                 By:      _________________________________

                                 Title:   _________________________________






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